Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-112102) of Solitron Devices, Inc. of our report dated April 28, 2006, relating to the financial statements, which appears in this Form 10-KSB.


/s/ DeLeon & Company, P.A.
Certified Public Accountants
Pembroke Pines, Florida

June 9, 2006